UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2008

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
(formerly Online Processing, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-33112	22-3774845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Building A, Galaxy Century Building, No. 3069 Caitian Road,
Futian District, Shenzhen
People’s Republic of China
Post Code: 518026
(Address of principal executive offices (zip code))

(86) 755-2655-3152
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

Resignation of Mr. Hong Song as the Chief Operating Officer

On December 9, 2008, Mr. Hong Song resigned from his position as the Chief Operating Officer of Diguang International Development Co., Ltd., the “Company”.  On the same date, Mr. Song was appointed as a Vice President of the Company in charge of the internal control, external affairs, engineering projects, and Wuhan and Yangzhou Dihao subsidiaries of the Company.  Mr. Hong Song is a director of the Company and is a younger brother of Mr. Yi Song, the Chief Executive Officer and Chairman of the board.

Appointment of Mr. Jerry Yu as the Chief Operating Officer

Mr. Jerry Yu, aged 52, was appointed as the Company’s Chief Operating Officer with effect from December 9, 2008.  Prior to Mr. Yu’s appointment, Mr. Yu is an executive of the Company.  A description of Mr. Yu’s employment terms with the Company is set out below.

On July 31, 2008, the Company entered into an employment agreement, the “Employment Agreement”, with Mr. Jerry Yu to serve as the Company’s executive with effect from September 1, 2008.  Pursuant to the Employment Agreement, Mr. Yu receives a salary of RMB 70,000 per month, payable pursuant to the Company’s regular payroll schedule and practices, plus an annual discretionary bonus.  During Mr. Yu’s employment, he is entitled to benefits as are afforded to other employees of the Company.

During Mr. Yu’s employment with the Company, the employment relationship may be terminated by (i) the Company for cause upon written notice to Mr. Yu at any time (as defined in the Employment Agreement); (ii) by the Company without cause (as defined in the Employment Agreement) upon written notice to Mr. Yu; (iii) by Mr. Yu for good reason (as defined in the Employment Agreement) upon thirty (30) days’ written notice to the Company; (iv) upon death or disability of Mr. Yu (as defined in the Employment Agreement).  Upon termination of the Employment Agreement, Mr. Yu is entitled to severance payments and benefits pursuant to the terms of the Employment Agreement.  As defined in the Employment Agreement, Mr. Yu is bound by non-competition and non-solicitation clauses post termination.  Mr. Yu’s Employment Agreement is attached hereto as Exhibit 10.1.

Mr. Jerry Yu graduated with a bachelor degree in Science, major in Accounting, from the California State University, Chico and a master degree in Business Taxation from the University of Southern California.  Mr. Yu is a Certified Public Accountant and a member of AICPA.  Prior to joining the Company, Mr. Yu served as the chief executive officer and a director of Shenzhen Baotian Investment Development Co. Ltd., a holding company with investments in real estate development, property management and business acquisitions.  From 2001 to 2003, Mr. Yu served as the president and a director of Beijing Hai Hua Aquaculture, Ltd., an aqua-business specializes in high intensity indoor shrimp farming, and provides turn-key operation to customers, including feasibility study, company set-up, site selection, factory design and construction, equipment importation and engineering service, management, employees training and technology transfer.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description

10.1	Employment Agreement dated July 31, 2008 between Diguang International Development Co., Ltd. and Mr. Jerry Yu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diguang International Development Co., Ltd.

Date: December 15, 2008	By:	/s/ Keith Hor
Keith Hor
Chief Financial Officer